                                                                    EXHIBIT 2.12

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "Agreement") is made and entered into as of February 13, 2002, to be effective as of December 31, 2001 (the "Effective Date"), by and among DoveBid, Inc., a Delaware corporation ("DoveBid"), Scott Guenther ("Guenther"), Michael Nixon ("Nixon") and Champion Computer Products, Inc., a Georgia corporation ("Purchaser").

                                   BACKGROUND

      WHEREAS, DoveBid, Guenther and Nixon entered into that certain Stock Purchase Agreement, dated as of July 3, 2000 (the "Stock Agreement"), pursuant to which DoveBid purchased from Guenther and Nixon all outstanding shares of Champion Computer Products, Inc., a now defunct Georgia corporation ("Old Champion"), which was then engaged in the liquidation and computer resale businesses in Alpharetta (the "Business") and Augusta, Georgia;

      WHEREAS, pursuant to the Stock Agreement, DoveBid issued, among other consideration, two convertible subordinated promissory notes, one payable to Guenther in the principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000) (as amended, the "Guenther Note") and one payable to Nixon in the principal amount of Seven Hundred Thousand Dollars ($700,000) (as amended, the "Nixon Note");

      WHEREAS, DoveBid desires to sell, transfer, assign and convey to Purchaser, and

      WHEREAS, Guenther and Nixon are the sole shareholders of the Purchaser.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    PURCHASE AND SALE.
      -----------------

      1.1. Purchased Assets. Subject to the terms and conditions of this
           ----------------
Agreement, at the Closing (as defined in Section 3.1), but effective as of the Effective Date, DoveBid shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept and receive from DoveBid all of DoveBid's right, title and interest in and to the following assets (collectively, the "Purchased Assets"):

           (a) to the extent, but only to the extent, each such asset is listed on the pro forma Balance Sheet of the Business attached hereto as Exhibit A (the
                                                                  ---------
"Closing Balance Sheet"):

               (i)      all cash;

               (ii)     all accounts receivable; and

               (iii)    all tangible assets;

           (b) all property, plant and equipment located within the "Original Space" of the Business, an area commonly known as Suite A, in the Meadows XI Building in Alpharetta, Georgia; and

           (c) all DoveBid's rights to the trade name "Champion Computer Products," all applications and registrations therefor and all goodwill associated therewith.

Other than the Purchased Assets, DoveBid is not selling any asset to Purchaser and Purchaser is not acquiring any asset from DoveBid.

      1.2. Sublease. Subject to the terms and conditions of this Agreement, at
           --------
Closing, DoveBid and Champion will enter into the Sublease Agreement in the form of the sublease attached hereto as Exhibit B (the "Sublease Agreement") covering
                                   ---------
the Original Space.

      1.3. Purchased Shares. Subject to the terms and conditions of this
           ----------------
Agreement, at the Closing, and based upon Purchaser's representations and warranties to DoveBid in Section 6 of this Agreement, DoveBid will issue to Purchaser 50,000 shares of DoveBid common stock (the "Shares").

      1.4. Assumption of Liabilities. Subject to the terms of this Agreement,
           -------------------------
Purchaser shall assume, pay, perform and discharge when due (a) those liabilities associated with the Business set forth on the Closing Balance Sheet, but excluding the Payroll Liability (as defined in Section 4.1), plus (b) all liabilities for customer warranty claims regardless of whether the purchases associated with such claims occurred, before, on or after the Closing, plus (c) DoveBid's obligations in each purchase transaction entered into between DoveBid and Compaq Computer after January 15, 2002; (d) all liabilities associated with accrued Vacation Pay as defined in Section 4.1; (e) all liabilities of the Business which were undertaken in contemplation of the transactions provided for in this Agreement or for the benefit of Purchaser, Guenther or any Affiliate or relative of Guenther; and (f) all other liabilities of the Business arising on or after the Effective Date, provided, however, that DoveBid's liability to the landlord under its lease for the Original Space shall not be considered a "liability of the Business" for the purposes of this clause (f). Except as otherwise provided in the preceding sentence, DoveBid shall be responsible for all liabilities of the Business before the Effective Date which are not set forth on the Closing Balance Sheet

      1.5. Disclaimer and Delivery. DoveBid makes no representation or warranty
           -----------------------
of any kind regarding the Purchased Assets and specifically excludes any warranty of merchantability or fitness for particular purchase. Purchaser understands and agrees that DoveBid is conveying all of the Purchased Assets at the Closing "AS IS", "WHERE IS" and with all faults. DoveBid shall have no obligation to incur costs in transportation or effecting delivery to Purchaser of the Purchased Assets beyond delivery of the documentation as set forth in
Section 3.5.

2.   PURCHASE PRICE; ALLOCATION.
     --------------------------

     2.1. Purchase Price. Purchaser, Guenther and Nixon, as indicated below,
          --------------
shall pay and perform all of the following at the Closing as the purchase price for the Purchased Assets, the Sublease Agreement and the Shares (the "Purchase Price"):

          (a) Purchaser shall deliver to DoveBid One Million Three Hundred Thousand Dollars ($1,300,000) by 6ire transfer pursuant to the instructions set forth on Exhibit C (the "Cash Purchase Price");
         ---------

          (b) Guenther shall cancel and forgive all indebtedness of DoveBid (including the principal and accrued interest thereon) under the Guenther Note, and deliver the cancelled Guenther Note to DoveBid at the Closing;

          (c) Nixon shall cancel and forgive all indebtedness of DoveBid (including principal and accrued interest thereon) under the Nixon Note, and deliver the cancelled Nixon Note to DoveBid at the Closing; and

          (d) Purchaser agrees (i) to remit to DoveBid 25% of the gross proceeds of each sale or sales of the Shares, until such time as DoveBid has received a maximum of Two Hundred Thousand Dollars ($200,000) from such sales as provided in Section 4.2, (ii) to allow DoveBid a right of first refusal to conduct commercial auctions as provided in Section 4.4 and (iii) to permit DoveBid to participate in the acquisition of up to 50% of each purchase of computer inventory in which the total acquisition cost is $2,000,000 or more as provided in Section 4.5.

     2.2. Allocation of Purchase Price. The Purchase Price shall be allocated to
          ----------------------------
the Purchased Assets in the manner to be set forth on Exhibit D attached hereto
                                                      ---------
(the "Purchase Price Allocation Agreement"). Each party agrees not to take any position that varies from or is inconsistent with such allocation in any tax return or other filing made by such party with the Internal Revenue Service or with any other governmental entity. DoveBid and Purchaser shall each be responsible for the preparation of their own Form 8594 and other applicable forms in accordance with the applicable tax laws, and each shall execute and deliver to the other such statements and forms related thereto as are reasonably requested by the other party.

3.   CLOSING.
     -------

     3.1. Closing Date. Subject to the terms and conditions of this Agreement,
          ------------
the consummation of the purchase and sale of the Purchased Assets (the "Closing") shall occur on February 13, 2002, or on such other date thereafter as DoveBid and Purchaser shall agree in writing (such date as the Closing actually occurs shall be referred to hereafter as the "Closing Date").

     3.2. Purchaser's Deliverables at Closing. At or before the Closing,
          -----------------------------------
Purchaser shall deliver to DoveBid, each of the following:

          (a) the Cash Purchase Price;

          (b) a Stock Pledge Agreement in the form attached hereto as Exhibit H
                                                                      ---------
(the "Pledge Agreement"), together with all documents provided to perfect the security interest granted hereunder, each duly executed on behalf of Purchaser;

          (c) the Sublease Agreement, duly executed on behalf of Purchaser;

          (d) the Purchase Price Allocation Agreement, duly executed on behalf of Purchaser, which shall also be delivered to Nixon and Guenther; and

          (e) a Trademark Assignment in the form attached hereto as Exhibit F,
                                                                    ---------
duly executed on behalf of Purchaser.

     3.3. Guenther's Deliverables at Closing. At or before the Closing, Guenther
          ----------------------------------
shall deliver: (a) the Guenther Note to DoveBid, marked cancelled, and (b) the Purchase Price Allocation Agreement, duly executed by Guenther, to DoveBid, Nixon and Purchaser.

     3.4. Nixon's Deliverables at Closing. At or before the Closing, Nixon shall
          -------------------------------
deliver: (a) the Nixon Note to DoveBid, marked cancelled, and (b) the Purchase Price Allocation Agreement, duly executed by Nixon, to DoveBid, Guenther and Purchaser.

     3.5. DoveBid's Deliverables at Closing. At or before the Closing, DoveBid
          ---------------------------------
shall deliver to Purchaser, each of the following:

          (a) a copy of a stock certificate of DoveBid evidencing the Shares, duly executed on behalf of DoveBid, provided, however, DoveBid shall retain the original in furtherance of DoveBid's security interest under the Pledge Agreement;

          (b) a Bill of Sale for the Purchased Assets in the form attached hereto as Exhibit E, duly executed on behalf of DoveBid;
          ---------

          (c) a Trademark Assignment in the form attached hereto as Exhibit F,
                                                                    ---------
duly executed on behalf of DoveBid;

          (d) the Pledge Agreement, duly executed on behalf of DoveBid;

          (e) the Sublease Agreement, duly executed on behalf of DoveBid; and

          (f) the Purchase Price Allocation Agreement, duly executed on behalf of DoveBid, which shall also be delivered to Nixon and Guenther.

4.   COVENANTS.
     ---------

     4.1. Payroll Payment. DoveBid shall be responsible for the payment of the
          ---------------
salaries and benefits (other than Vacation Pay) of those employees of the Business listed on Exhibit G (the "Payroll List") and workers compensation
                   ---------
insurance premiums for coverage for such employees through January 31, 2002 (such obligation, the "Payroll Liability"). As of January 31, 2002, the employment of each such employee and the employment of Guenther with DoveBid has been terminated, and after the Closing, Purchaser, and not DoveBid, shall be responsible for paying on a timely basis when due, all vacation pay for each employee on the Payroll List accrued during such employee's employment with DoveBid through January 31, 2002 (the "Vacation Pay").

     4.2. Payment of Proceeds; Security Interest; Legend.
          -----------------------------------------------

          (a) Purchaser shall remit to DoveBid twenty five percent (25%) of the gross proceeds of each sale or sales of the Shares, and of any additional shares or property of DoveBid issued to Purchaser on account of such Shares, until the earlier to occur of: (i) the sale by Purchaser of all of the Shares and all additional shares or property of DoveBid issued to Purchaser on account of such Shares, and (ii) such time as DoveBid shall have received an aggregate of Two Hundred Thousand Dollars ($200,000) from Purchaser under this Section 4.2(a) (the "Secured Obligation"). Once the Secured Obligation is paid and performed in full and all obligations of Purchaser under the Pledge Agreement are paid and performed in full, Purchaser shall have no further obligation to remit proceeds of sales of the Collateral (as defined in the Pledge Agreement). Subject to restrictions on resale of the Shares under applicable law or pursuant to Section 6 of this Agreement, the timing of the sale or sales of the Shares to satisfy the Secured Obligation shall be determined solely by Purchaser.

          (b) Until the Secured Obligation has been paid and performed in full, Purchaser shall not sell, offer to sell, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of or enter into any transaction for the transfer of any interest in the Shares (or any other securities constituting Collateral) in which the type of consideration received in such transaction does not permit immediate payment to DoveBid in cash upon consummation of such transaction of the proceeds of such sale required under Section 4.2(a).

          (c) To secure performance of the Secured Obligations, Purchaser and DoveBid shall enter into the Pledge Agreement at Closing. The term "Collateral" shall have the meaning ascribed to it in the Pledge Agreement.

          (d) DoveBid may affix a legend to any certificate representing the Collateral regarding the obligations set forth in this Section 4.2 and the Pledge Agreement, substantially in the form set forth in Section 6.5(c).

     4.3. Termination of Non-Compete; Remainder of Stock Agreement. From and
          --------------------------------------------------------
after the Effective Time, sections 2.2 and 2.3 of that certain Confidentiality and Proprietary Information Agreement, dated as of July 3, 2000, by and between DoveBid and Guenther (the "Information Agreement") and Article IX of the Stock Agreement shall prospectively be of no further force and effect with no further action on the part of any party required, and neither Guenther and/or Nixon shall be restricted from competing with DoveBid under any other contractual agreement which has been executed by DoveBid, on the one hand, and Guenther and/or Nixon, on the other, upon the commencement of or during their employment with DoveBid. Except as set forth in this Section 4.3, this Agreement shall not affect any provision of the Information Agreement or the Stock Agreement, and nothing in this Agreement shall relieve Nixon or Guenther, as the case may be, from liability for violations before the Effective Time of provisions of the Information Agreement or the Stock Agreement. For the avoidance of doubt, nothing in this Agreement shall relieve Nixon or Guenther of their obligations to indemnify DoveBid as set forth in Article VIII of the Stock Agreement.

     4.4. Referral of Auction Business. From the Closing through the third
          ----------------------------
anniversary of the Closing, Guenther, Purchaser and each of the Affiliates of either of them shall notify

DoveBid of each commercial auction that such Person intends to conduct, provide the name of the client, terms of the proposed auction and other relevant information and allow DoveBid to have a right of first refusal to conduct each such auction. DoveBid shall have five (5) business days after receipt of such notice to elect to conduct such auction. During such three-year period, each such Person shall, at DoveBid's request, introduce DoveBid to each customer who approaches such Person regarding an auction and take such other steps as DoveBid shall reasonably request to facilitate DoveBid's exercise of its right of first refusal hereunder. In addition, Guenther and Purchaser will each ensure that each Person which is or hereafter becomes the Affiliate of either of them is bound by the provisions of this Section 4.4, and shall obtain from each such Person all documentation reasonably requested by DoveBid to evidence each such Affiliate's obligations hereunder. If DoveBid conducts an auction sourced by Guenther, Purchaser or either's Affiliate during such period, DoveBid will remit to such Person, 25% of the Net Profits realized by DoveBid from such auction. For the purpose of this Agreement, "Affiliate" (i) with regard to Guenther means any entity in which he owns or controls, directly or indirectly, more than 20% of the outstanding equity capital or ownership interests, and (ii) with regard to Purchaser means any entity in which Purchaser owns or controls, directly or indirectly, more than 20% of the outstanding equity capital or ownership interests, and any Person which owns or controls, directly or indirectly, more than 20% of the outstanding equity capital or ownership interests of Purchaser; and "Net Profits" means the amount equal to: (a) the gross proceeds received by DoveBid from such auction, less (b) all costs and expenses of DoveBid associated with such auction, as determined by DoveBid in accordance with DoveBid's past practices and in accordance with Generally Accepted Accounting Principles.

     4.5.  Participation in Computer Inventory Purchases. From the Closing
           ---------------------------------------------
through the third anniversary of the Closing, Guenther, Purchaser and each of the Affiliates of either of them shall notify DoveBid of each purchase of computer inventory of any business that such Person intends to consummate in which the total acquisition cost is $2,000,000 or more, provide DoveBid with the name and terms of such auction (including a description of the equipment) and other relevant information, and permit DoveBid to participate in the acquisition of up to 50% of such inventory on the same terms as the Purchaser. DoveBid shall have five (5) business days after receipt of such notice (unless the seller requires a shorter period) to elect to participate in such purchase. During such three-year period, each such Person shall, at DoveBid's request, introduce DoveBid to each customer who approaches such Person regarding such an inventory sale and take such steps as DoveBid shall reasonably request to facilitate DoveBid's exercise of its right of participation hereunder. In addition, Guenther and Purchaser will each ensure that each Person which is or hereafter becomes the Affiliate of either of them is bound by the provisions of this
Section 4.5, and shall obtain from each such Person all documentation reasonably requested by DoveBid to evidence such Affiliate's obligations hereunder.

     4.6.  Tax Matters. DoveBid shall be responsible for, and shall pay or cause
           -----------
to be paid, all Taxes attributable to the Business and the Purchased Assets with respect to taxable periods or portions thereof ending on or before the Effective Date. Purchaser shall be responsible for, and shall pay or cause to be paid, all Taxes (other than income Taxes of DoveBid) attributable to the Business and the Purchased Assets with respect to taxable periods or portions thereof beginning after the Effective Date. For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any governmental entity.

     4.7.  Forwarding of E-mail. For a period of ten (10) days after the
           --------------------
Closing, DoveBid will maintain the e-mail address of each person listed on
Exhibit I (the "Addressees") and forward to the Addressees at the forwarding
---------
address set forth next to each Person's name on Exhibit I, emails to such
                                                ---------
addressee received by DoveBid from senders outside of DoveBid. All costs to DoveBid for the implementation of the provisions of this Section 4.7 will be payable by Purchaser upon demand by DoveBid.

5.   REPRESENTATIONS OF DOVEBID.
     --------------------------

     DoveBid hereby represents and warrants to Purchaser as follows:

     5.1.  Organization and Good Standing. DoveBid is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2.  Corporate Action. DoveBid has the power to make, execute and deliver
           ----------------
this Agreement and to carry out all of its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by DoveBid and constitutes the legal, valid and binding obligation of DoveBid enforceable against DoveBid in accordance with its terms, subject to standard exceptions.

     5.3.  No Conflicts. The execution, delivery and performance by DoveBid of
           ------------
this Agreement do not and will not with the passing of time, the giving of notice or both (a) violate any provision of the Certificate of Incorporation or Bylaws of DoveBid or (b) effect any of the following to the extent it would materially impair DoveBid's ability to perform its obligations under this Agreement or materially adversely affect the Purchased Assets: (i) violate or conflict with any law, regulation, or judicial or governmental order applicable to, binding upon, or enforceable against DoveBid, (ii) result in the breach of or constitute a default under any indenture or loan or credit agreement or any other written agreement or instrument to which DoveBid is presently a party or by which DoveBid or its property or assets is presently bound or affected, (iii) result in the creation or imposition of any mortgage, lien, pledge, security interest, charge or other encumbrance in, upon or on any of the Purchased Assets, or (iv) require the approval or consent of or any exemption from any court, governmental body, regulatory authority or third Person.

6.   REPRESENTATIONS OF PURCHASER; NIXON AND GUENTHER.
     ------------------------------------------------

     6.1.  Purchaser hereby represents and warrants to DoveBid as follows:

           (a) Organization and Good Standing. Purchaser is a corporation duly
               ------------------------------
organized and validly existing under the laws of the State of Georgia.

           (b) Corporate Action. Purchaser has the power to make, execute and
               ----------------
deliver this Agreement and to carry out all of its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

           (c) Capitalization and Affiliates. Guenther and Nixon own all
               -----------------------------
outstanding shares of capital stock of Purchaser, and there are no options, warrants or other rights to acquire shares of Purchaser outstanding. Purchaser does not own or control any equity capital or ownership interest in any entity.

           (d) No Conflicts. The execution, delivery and performance by
               ------------
Purchaser of this Agreement do not and will not with the passing of time, the giving of notice or both (a) violate any provision of the Articles of Incorporation or Bylaws of Purchaser, (b) violate or conflict with any law, regulation, or judicial or governmental order applicable to, binding upon, or enforceable against Purchaser, (c) result in the breach of or constitute a default under any indenture or loan or credit agreement or any other written agreement or instrument to which Purchaser is presently a party or by which Purchaser or its property or assets is presently bound or affected, (d) require the approval or consent of or any exemption from any court, governmental body, regulatory authority or third Person.

     6.2.  Investment Representations. In connection with the issuance of the
           --------------------------
Shares under this Agreement, Purchaser represents and warrants to DoveBid that:

           (a) Purchase for Own Account. The Shares will be acquired for
               ------------------------
investment for its own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

           (b) Disclosure of Information. At no time was Purchaser presented
               -------------------------
with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares. Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. Purchaser further has had an opportunity to ask questions and receive answers from DoveBid regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent DoveBid possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Purchaser or to which Purchaser had access.

           (c) Investment Experience. Purchaser understands that the purchase of
               ---------------------
the Shares involves substantial risk. Purchaser or its shareholders: (i) have experience as investors in securities of companies in the development stage and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of this investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with DoveBid and certain of its officers, directors or controlling Persons of a nature and duration that enables it to be aware of the character, business acumen and financial circumstances of such Persons.

           (d) Accredited Investor Status. Purchaser is an "accredited investor"
               --------------------------
within the meaning of Regulation D promulgated under the 1933 Act, in that each shareholder of Purchaser qualifies as an "accredited investor" thereunder.

           (e) Restricted Securities. Purchaser understands that the Shares are
               ---------------------
characterized as "restricted securities" under the 1933 Act, inasmuch as they are being acquired from DoveBid in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Purchaser further understands that Rule 144 requires that the Shares be held for a minimum of one (1) year and, in certain cases two (2) years, after they have been purchased and paid for within the meaning of Rule 144, before they may be sold under Rule 144. Purchaser understands that DoveBid is under no obligation to register any of the Shares for resale under the 1933 Act. Purchaser understands that no public market now exists for any of the securities of DoveBid and that it is uncertain whether a public market will ever exist for the Shares.

           (f) Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until: (i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) Purchaser shall have notified DoveBid of the proposed disposition and shall have furnished DoveBid with a statement of the circumstances surrounding the proposed disposition, and, at Purchaser's or its transferee's expense, with an opinion of counsel, reasonably satisfactory to DoveBid, that such disposition will not require registration of such securities under the 1933 Act.

      6.3. Market Stand-Off Agreement. Purchaser hereby agrees that, during the
           --------------------------
period specified by DoveBid and an underwriter of common stock or other securities of DoveBid (which period shall not exceed 180 days), following the effective date of a registration statement filed with the SEC to register DoveBid's securities to be issued and sold in an initial public offering, Purchaser shall not, to the extent requested by DoveBid or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of DoveBid held by it at any time during such period except common stock included in such registration. In order to enforce the foregoing covenant, DoveBid may impose stop-transfer instructions with respect to all securities of DoveBid held by Purchaser (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

      6.4. Legends. It is understood that the certificates evidencing the Shares
           -------
will bear the legends substantially in the form set forth below, in addition to any other legend required by applicable law, DoveBid's charter documentation or any agreement between the holder of these securities and DoveBid:

           (a) Federal Securities Legend
               -------------------------

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

           (b) Market Stand-Off
               ----------------

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A MARKET STAND-OFF RESTRICTION AS SET FORTH IN AN ASSET PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SECURITES MAY NOT BE TRADED PRIOR TO THE EXPIRATION OF SUCH STAND-OFF PERIOD AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT RELATED TO THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SECURITIES.

           (c) Pledge of Securities
               --------------------

     THE SECURITIES REPRESENTED HEREBY AND THE PROCEEDS THEREOF ARE SUBJECT TO A SECURITY INTEREST UNDER THE UNIFORM COMMERCIAL CODE GRANTED TO THE ISSUER HEREOF PURSUANT TO A STOCK PLEDGE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

     6.5.  Guenther Affiliates. Guenther represents and warrants to DoveBid
           -------------------
that, as of the date hereof, he does not own or control, directly or indirectly, any equity capital or ownership interest in any entity which interest, together with all his and his Affiliates interests in such entity, exceed 20% of the outstanding equity capital or ownership interests of such entity, other than his equity interest in Purchaser, and his interest in AMAS Group, LLC, which is not involved in any business which competes with the Business.

     6.6.  Ownership of Guenther Note. Guenther represents and warrants to
           --------------------------
DoveBid that he is the sole owner of all interests in the Guenther Note and that he has not directly or indirectly sold, offered to sell, contracted to sell, granted any option to purchase or otherwise transferred or disposed of any interest in the Guenther Note.

      6.7.  Ownership of Nixon Note. Nixon represents and warrants to DoveBid
            -----------------------
that he is the sole owner of all interests in the Nixon Note and that he has not directly or indirectly sold, offered to sell, contracted to sell, granted any option to purchase or otherwise transferred or disposed of any interest in the Nixon Note.

7.    MISCELLANEOUS.
      -------------

      7.1.  Successors and Assigns. No party may assign any of its or his rights
            ----------------------
or obligations hereunder without the prior written consent of the other party, except that any party may assign its rights and obligations hereunder without such prior written consent in connection with a merger, consolidation or sale of all or substantially all of such party's assets or in connection with a reincorporation, reorganization or other corporate recapitalization, provided that the acquiring or surviving corporation or entity agrees to assume all of such party's obligations under this Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      7.2.  Entire Agreement; Amendments. Subject to Section 4.3, this Agreement
            ----------------------------
(including the schedules and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among DoveBid, Guenther, Nixon and Purchaser and supersede any prior agreement, understanding or discussions relating to the transactions contemplated by this Agreement. Except as otherwise stated herein, this Agreement and the exhibits hereto may be modified or amended only by a written instrument executed by the parties, and in the case of parties which are entities, acting through their respective officers, and duly authorized by each of their Board of Directors.

      7.3.  Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original and all of which together shall constitute but one and the same agreement.

      7.4.  Expenses. Subject to Section 7.7, each party will pay the fees,
            --------
expenses and disbursements of such party and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto.

      7.5.  Notices. All notices and other communications required or permitted
            -------
hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in United States mail or a nationally recognized overnight courier service, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in Person to such party or to an officer or agent of such party as follows:

  (i) If mailed or delivered to DoveBid, to each of the following, using two separate mailings or deliveries:

               DoveBid, Inc.
               1241 East Hillsdale Blvd.
               Foster City, California 94404
               Attn: Cory Ravid, Chief Financial Officer

                  DoveBid, Inc.
                  1241 East Hillsdale Blvd.
                  Foster City, California 94404
                  Attn: Anthony Capobianco, Vice President and General Counsel

   (ii) If mailed, delivered or faxed to Guenther, Nixon or Purchaser, to:

                  Champion Computer Products, Inc.
                  6590 Shiloh Road East, Suite A
                  Alpharetta, Georgia 30005
                  Attn: Scott Guenther
                  Fax No.: (770) 205-4024

   with a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Atlanta, Georgia 30303-1763
                  Attn: Lynn Scott
                  Fax No.: (404) 572-5146

or to such other address as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 7.5 from time to time. Such notice shall be effective only upon actual receipt.

        7.6. Interpretation, Defined Terms. A reference to a Section or Schedule
             -----------------------------
shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are only for reference purposes and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. As used in this Agreement, the term "Person" mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity, or governmental agency, office, branch or entity; the term "entity" means a Person which is not an individual; the term "Dollar" means U.S. Dollar, and unless the context requires otherwise, the term "party" means a Person who is a signatory to this Agreement.

        7.7  Governing Law; Forum; Waiver of Jury Trial. This Agreement shall be
             ------------------------------------------
governed by and construed in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law. All disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California state courts of San Mateo County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction and venue of the United States District Court having jurisdiction over San Mateo County, California). EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF SAID COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. The non-prevailing party in any such dispute shall pay all reasonable costs, fees and expenses related to the dispute, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party in such dispute.

     7.8.  Exercise of Rights and Remedies. Except as otherwise provided herein,
           -------------------------------
no delay of, or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     7.9.  Time.  Time is of the essence with respect to this Agreement.
           ----

     7.10. Reformation and Severability. In case any provision of this Agreement
           ----------------------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     7.11. Remedies Cumulative. No right, remedy or election given by any term
           -------------------
of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law, or in equity or by contract.

     7.12. Construction. This Agreement has been negotiated among DoveBid,
           ------------
Guenther, Purchaser and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed by the respective authorized representatives of DoveBid and Purchaser and by Guenther and Nixon as of the day and year first above written, to be effective as of the Effective Date.

"DoveBid"                           DOVEBID, INC.


                                    By: /s/ Anthony Capobianco
                                       -----------------------------------------
                                         Anthony Capobianco
                                         Vice President and General Counsel


"Purchaser"                         CHAMPION COMPUTER PRODUCTS, INC.


                                    By: /s/ Scott Guenther
                                       -----------------------------------------
                                         Scott Guenther, President


"Guenther"
                                        /s/ Scott Guenther
                                    --------------------------------------------
                                    Scott Guenther


"Nixon"
                                        /s/ Michael Nixon
                                    --------------------------------------------
                                    Michael Nixon

                  [Signature Page to Asset Purchase Agreement]